Exhibit (a)(1)(C)
NOTICE OF WITHDRAWAL
OF SURRENDER OF
ZERO COUPON CONVERTIBLE DEBENTURES DUE FEBRUARY 28, 2021
issued by
EL PASO CORPORATION
CUSIP Nos. 28336LAA7 and 28336LAC3
Pursuant to the Company Notice given by
El Paso Corporation
Dated January 27, 2006
     SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE COMPANY NOTICE, THE RIGHT OF HOLDERS TO SURRENDER DEBENTURES FOR PURCHASE IN THE OPTION EXPIRES IMMEDIATELY FOLLOWING 11:59 P.M., NEW YORK CITY TIME, ON MONDAY, FEBRUARY 27, 2006. DEBENTURES SURRENDERED FOR PURCHASE MAY BE WITHDRAWN IF THE REGISTERED HOLDER SUBMITS AND THE PAYING AGENT RECEIVES THIS COMPLETED AND SIGNED NOTICE OF WITHDRAWAL NO LATER THAN THE EXPIRATION OF THE OPTION. A HOLDER MAY ALSO WITHDRAW PREVIOUSLY SURRENDERED DEBENTURES AT ANY TIME AFTER 12:01 A.M., NEW YORK CITY TIME, ON TUESDAY, MARCH 28, 2006 (THE EXPIRATION OF 40 BUSINESS DAYS FROM THE DATE THE OPTION COMMENCED) IF THE HOLDER’S DEBENTURES HAVE NOT YET BEEN ACCEPTED FOR PAYMENT BY EL PASO.
     HOLDERS THAT SURRENDER THROUGH THE DEPOSITORY TRUST COMPANY (“DTC”) NEED NOT SUBMIT A PHYSICAL NOTICE OF WITHDRAWAL TO THE PAYING AGENT IF SUCH HOLDERS COMPLY WITH THE TRANSMITTAL PROCEDURES OF DTC.

The Paying Agent is:
HSBC Bank USA, National Association

By Regular, Registered or Certified Mail or Overnight Courier:	By Facsimile:
HSBC Bank USA, National Association Corporate Trust & Loan Agency 2 Hanson Place, 14th Floor	(718) 488-4488 Attention: Paulette Shaw
Brooklyn, NY 11217-1409 Attn: Paulette Shaw	Confirm Receipt of Facsimile: (718) 488-4475
For Information:
(718) 488-4475
     Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Company Notice dated January 27, 2006 of El Paso Corporation, a Delaware corporation (“El Paso”), and the accompanying Repurchase Notice, relating to the offer to purchase by El Paso, at the option of the holder thereof, El Paso’s Zero Coupon Convertible Debentures due February 28, 2021 (the “Debentures”) for $552.07 in cash per $1,000 principal amount at maturity of the Debentures, subject to the terms and conditions of the Indenture, the Debentures and related offer materials, as amended and supplemented from time to time (the “Option”).
     This Notice of Withdrawal is to be completed by registered holders of Debentures desiring to withdraw the surrender of such Debentures in the Option if (1) Debentures have been previously surrendered to the Paying Agent, or (2) delivery of such Debentures has been previously made by book-entry transfer to the Paying Agent’s account at DTC pursuant to the book-entry transfer procedures described under the caption “Procedures to Be Followed by Holders Electing to Surrender Debentures for Purchase” in the Company Notice.

Ladies and Gentlemen:
     The undersigned hereby withdraws the undersigned’s surrender for purchase to El Paso of the Debentures described below, which Debentures were previously surrendered for purchase pursuant to the Company Notice.
     The undersigned understands that the withdrawal of Debentures previously surrendered in this Option, effected by this Notice of Withdrawal, may not be rescinded and that such Debentures will no longer be deemed to be validly surrendered for purchase for purposes of the undersigned’s Repurchase Notice. Such withdrawn Debentures may be resurrendered for purchase only by following the procedures for surrendering set forth in the Company Notice and in the accompanying Repurchase Notice.
     All authority conferred or agreed to be conferred in this Notice of Withdrawal shall not be affected by and shall survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Notice of Withdrawal shall be binding upon the heirs, personal and legal representatives, trustees in bankruptcy, successors and assigns of the undersigned.

DESCRIPTION OF DEBENTURES BEING WITHDRAWN

Aggregate
Principal
Amount
at
			Aggregate	Maturity
		Aggregate	Principal	Which
		Principal	Amount at	Remains
		Amount at	Maturity	Subject to
	Certificate	Maturity	Being	Purchase
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Number(s)*	Represented	Withdrawn**	Notice

TOTAL PRINCIPAL AMOUNT AT MATURITY BEING WITHDRAWN

*	Need not be completed by holders surrendering the Debentures by book-entry transfer.

**	Unless otherwise indicated in the column labeled “Aggregate Principal Amount at Maturity Being Withdrawn” and subject to the terms and conditions of the Company Notice, a holder will be deemed to have withdrawn the entire aggregate principal amount at maturity represented by the Debentures indicated in the column labeled “Aggregate Principal Amount at Maturity Represented by Debentures.”

METHOD OF DELIVERY
☐	Check here if Debentures were physically delivered to the Paying Agent.

☐	Check here if Debentures were delivered by book-entry transfer made to the account maintained by the Paying Agent with DTC and complete the following:

Name of Surrendering Institution:

(Please Print)

Address:

(Please Print)

Zip Code

Telephone:

Facsimile:

Contact Person:

Date Surrendered:

DTC Account Number:

Transaction Code Number:

PLEASE SIGN BELOW
(TO BE COMPLETED BY ALL REGISTERED HOLDERS OF
DEBENTURES BEING WITHDRAWN)
     This Notice of Withdrawal must be signed by the registered holder(s) of Debentures exactly as his (their) name(s) appear(s) on certificate(s) for Debentures or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Withdrawal. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to El Paso of such person’s authority to so act.
     If the signature appearing below is not of the registered holder(s) of the Debentures, then the registered holder(s) must sign a valid power of attorney.

(Signature(s) of Holder(s) or Authorized Signatory)

Date:	, 2006

Name(s):

(Please Print)

Capacity:

Address:

(Including Zip Code)

Area Code and Telephone No.:
( )

SIGNATURE GUARANTEE (IF REQUIRED)
Certain Signatures Must be Guaranteed by an Eligible Institution

(Name of Eligible Institution Guaranteeing Signatures)

(Address (including zip code) and Telephone Number (including area code) of Eligible Institution)

(Authorized Signature)

(Printed Name)

(Title)
Date:                                                                                                           , 2006